Exhibit 10.2

EXECUTION VERSION

ADVISORY SERVICES AGREEMENT (this “Agreement”) effective as of August 9, 2023 (the “Effective Date”), by and among FOX CORPORATION, a Delaware corporation (the “Company”), Viet D. Dinh P.C., a District of Columbia professional corporation (“Consultant”), and Viet D. Dinh (the “Principal”).

WHEREAS, the Company desires Consultant to provide consulting services for the benefit of the Company and certain of its subsidiaries (collectively, the “Company Group”), and Consultant is willing to provide such services, in a consulting capacity, for the period and upon such other terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as set forth below:

1.    Term. Subject to earlier termination pursuant to Section 4, the term of this Agreement shall be effective as of the earlier of (a) January 1, 2024 and (b) one business day following the date on which the Principal (as defined below) terminates employment with the Company with Good Reason (as defined in that certain Employment Agreement between the Principal and the Company, effective March 19, 2019, as amended on November 10, 2021 (the “Employment Contract”)) (such date, the Commencement Date) and shall continue until the second anniversary thereof. The period of time from the Commencement Date through the termination of this Agreement is herein referred to as the “Term.” For purposes of this Agreement, references herein to the Consultant shall be deemed to include the Principal except where Principal is specifically identified.

2.    Services; Independent Contractor Status.

(a)    During the Term, Consultant shall be available to provide assistance and advice to the Company Group related to all litigation ongoing as of the Commencement Date (the “Services”). Consultant shall cause the Services to be principally performed by Principal, and Principal has agreed to perform the Services. It is acknowledged and agreed that Consultant is a member of the Bar in the District of Columbia and any portion of the Services that involve the practice of law in California will be supervised by a qualified California in-house attorney. Consultant shall devote such time and resources as are reasonably necessary for the performance of the Services hereunder on an as-needed basis as may reasonably be requested by the Office of the Chairman, the Chief Legal Officer or the General Counsel of the Company. Consultant shall (and shall procure that Principal shall) diligently perform the Services in accordance with all appropriate professional standards and in the best interests of the Company Group.

(b)    Subject to Sections 5 and 6, and provided Consultant performs the Services as required by this Agreement, nothing in this Agreement shall prohibit Consultant from providing consulting or advisory services to any other Person or from being employed on a full or part-time basis, provided that any such activities would not violate this Agreement. The Company acknowledges that Consultant may provide legal services to other clients (including as a partner or in another capacity for a law firm) and it is possible that during the Term a member of the Company Group may have disputes or transactions with another client of Consultant or law firm. It is a conflict of interest for Principal, on behalf of Consultant or any other Party, to be adverse to any member of the Company Group during the Term. Any conflict of interest must be disclosed to the Company and waived in writing prior to beginning work on a matter. The Company will not permit Principal, on behalf of Consultant or any other Party, to represent a party adverse to any member of the Company Group without prior written consent in formal or informal adversarial proceedings, including without limitation the assertion of claims, litigation, arbitration, or administrative adjudications. In addition, Principal’s representation of or provision of services to any of the following Persons during the Term, on behalf of Consultant or any other Party, will be deemed by the Company to be a conflict of interest and may not be undertaken without prior written consent: Charter Communications,

Inc., Comcast Corporation, Warner Bros. Discovery, Inc., The Walt Disney Company, Nexstar Media Group, Inc., Sinclair, Inc., Paramount Global (the “Peer Group”). To avoid creating a conflict of interest hereunder, Consultant shall request and assist any other Person with whom Principal or Consultant is affiliated during the Term to institute “firewall” or similar safeguards to segregate Principal and/or Consultant, as applicable, from other lawyers affiliated with the same Person who work on a representation (including any member of the Peer Group) that would, absent such “firewall” create a conflict of interest hereunder. For the avoidance of doubt, if Consultant or Principal joins a law firm and the law firm represents a member of the Peer Group or otherwise is or becomes engaged in a matter that would be a conflict of interest hereunder if Principal was involved in such matter, Principal’s conflict of interest will not be imputed to such law firm if Principal takes action to impose appropriate “firewall” or similar safeguards around his relationship with any member of the Company Group and prior to any such “firewall” being instituted has no direct or indirect involvement with such matter. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or any other entity.

(c)    Consultant acknowledges and agrees that Consultant will be available as may be reasonably requested in advance whenever possible via telephone and email. Consultant further acknowledges that Consultant’s Services may require that Consultant travel to the extent necessary to perform the Services. Such travel, if required, shall be at the same level and reimbursement (other than private air travel) as provided to Consultant by the Company as of the date hereof.

(d)    Consultant acknowledges and agrees that (i) Consultant is an independent contractor of the Company and not an employee of the Company, notwithstanding the fact that the Company may, for purposes of convenience, refer to the Consultant informally using titles that may be associated with the role of an officer or employee, and nothing contained in this Agreement shall be construed to imply a joint venture, partnership or principal-agent or employment relationship between the Company and Consultant; (ii) Consultant shall not have any right to act for, represent or otherwise bind the Company in any manner; and (iii) neither Consultant nor any of its employees or service providers shall be entitled, and Consultant hereby waives and undertakes that Consultant shall require any employee or agent of Consultant to waive, any right to participate in any benefit plans or programs of the Company.

(e)    Consultant will be indemnified to the maximum extent permitted by applicable law and the Company’s by-laws for the services to be rendered by it under this Agreement (at the same level as provided to senior executive officers of the Company), including the advancement of legal fees as incurred if Consultant becomes a party to any action relating to its services provided hereunder. Consultant shall indemnify and hold each member of the Company Group and their respective offices, directors, employees and permitted assigns harmless from any losses, damages, claims, demands, liabilities, suits, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable outside attorneys’ fees) (whether based in tort, breach of contract, patent or copyright infringement, product liability or otherwise) (collectively, “Losses”) to the extent resulting from the following, in each case if occurring during the Term, (i) Principal’s or Consultant’s breach of any warranty or covenant under this Agreement, (ii) Consultant’s breach of any applicable wage and hour laws or its breach of any other state and/or federal employment laws, (iii) any infringement or breach by Consultant or Principal of any copyright, design, trade name, trade mark, service mark, patent or other proprietary or equitable right of any person or entity in connection with Consultant’s performance of its obligations under this Agreement, and/or (iv) Losses incurred by injury to the person or the property of any member of the Company Group including, without limitation, employees of any member of the Company Group caused by or as a result of the gross negligence or willful misconduct of Consultant, in each case, other than actions taken by Consultant at the direction, or with the consent, of the Office of the Chairman, the Chief Legal Officer or the General Counsel of the Company.

3.    Compensation. In consideration for the Services and for the covenants set forth in this Agreement, the Company shall pay Consultant an annual consulting fee of $2,500,000 (the “Consulting Fee”), which shall be paid in substantially similar monthly installments in arrears for the duration of the Term (prorated for partial months served).

4.    Termination of Services.

(a)    The Company may terminate this Agreement for convenience upon thirty (30) days prior written notice to Consultant. In the event the Company terminates this Agreement for convenience, the Company shall continue to pay the Consulting Fee for the duration of the Term until a maximum Consulting Fee of $5,000,000 is paid under this Agreement.

(b)    Consultant may terminate this Agreement for its convenience upon thirty (30) days’ prior written notice. In the event the Consultant terminates this Agreement for convenience, the Company shall have no obligation to pay any additional Consulting Fee hereunder other than for the notice period and for any prior periods to the extent not then paid.

(c)    Either party may terminate this Agreement immediately if the other party has breached a material term of this Agreement which is not promptly cured, if curable, within ten (10) days following written notice to the reasonable satisfaction of the other party hereto. In the event the Company terminates this Agreement due to Consultant’s breach of a material term of this Agreement, the Company shall have no obligation to pay any additional Consulting Fee hereunder for any period subsequent to the date of the breach. In the event Consultant terminates this Agreement due to the Company’s breach of a material term of this Agreement, the Company shall continue to pay the Consulting Fee for the duration of the Term until a maximum Consulting Fee of $5,000,000 is paid under this Agreement.

(d)    The Company may terminate this Agreement immediately for Cause. For purposes of this Agreement, “Cause” means (i) fraud, material dishonesty, willful malfeasance, gross negligence or gross misconduct on the part of the Consultant in connection with its performance of the Services; (ii) the conviction of the Consultant of, or the entry of a pleading of guilty by the Consultant to, any crime involving moral turpitude or any felony (other than a vehicular-related crime); or (iii) the Consultant’s breach in any material respect of Sections 5, 6, 7, 8 or 9 hereof; provided, however, that no action or inaction shall constitute Cause if taken or refrained from being taken by Consultant at the direction, or with the consent, of the Office of the Chairman, the Chief Legal Officer or the General Counsel of the Company if Consultant in good faith believes the actions are lawful. In the event the Company terminates this Agreement for Cause, the Company shall have no obligation to pay any additional Consulting Fee hereunder for any period following the date of such termination. The Company shall provide Consultant with written notice of any event constituting Cause and not less than ten (10) days to cure, if curable.

(e)    The Agreement will automatically terminate upon the death or Disability (as defined in the Employment Contract) of the Principal. In the event this Agreement is terminated due to the death or Disability of the Principal, the Company shall have no obligation to pay any additional Consulting Fee hereunder for any period subsequent to the date of the death or Disability.

5.    Non-interference and Non-solicitation.

(a)    Consultant agrees that: (i) during the Term, and for 12 months thereafter, Consultant shall not intentionally interfere with the relationship of the Company with any Person who or which is employed by or otherwise engaged to perform services for, or any material customer, client, supplier, developer, subcontractor, licensee, licensor or other material business relation of, the Company; (ii) during the Term, and for 12 months thereafter, Consultant shall not directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit any employee of the Company who was employed by the Company at any time during the 12-month period immediately preceding the date of such solicitation or attempt thereof, with whom Consultant had contact while providing the Services; and (iii) Consultant shall not assist any Person in any way to do, or attempt to do, anything prohibited by the foregoing clauses (i) or (ii). Notwithstanding the foregoing, nothing in this Section 5(a) shall prohibit Consultant from soliciting (x) any individual who responds to any public advertisement or general solicitation; (y) any individual who was the executive assistant or secretary of Principal as of immediately prior to the Commencement Date; or (z) providing a reference for any employee of the Company Group who makes such request of Principal. Investment of Principal’s assets in a business owned by an employee of the Company or its affiliates shall not be deemed to violate this Section 5(a).

(b)    The periods during which the provisions of Section 5(a) apply shall be tolled during (and shall be deemed automatically extended by) any period in which Consultant is in violation of the provisions of Section 5(a) provided that the Company takes prompt action to cause Consultant to cease such violative conduct once it becomes aware of the conduct.

(c)    Without limiting the generality of Section 10, notwithstanding the fact that any provision of this Section 5 may be determined not to be subject to specific performance, the Company will nevertheless be entitled to recover monetary damages as a result of Consultant’s breach of such provision.

6.    Confidential Information.

(a)    Consultant acknowledges that Consultant is and shall become familiar with the Company’s Confidential Information, including trade secrets. Consultant acknowledges that the Confidential Information obtained by Consultant while providing the Services to the Company is the property of the Company. Therefore, Consultant hereby agrees not to disclose or permit any Person to access (or use for any purpose whatsoever other than in connection with the provision of the Services), any Confidential Information without the prior written consent of a designated representative of the Company unless required by applicable law or by a court of competent jurisdiction or is reasonably necessary to disclose pursuant to any legal process between Consultant or Principal and the Company or any of its affiliates. Consultant further agrees to protect the confidential nature of the Confidential Information and to take at least those measures that it takes to protect its own confidential information of a similar nature, but in no case less than reasonable care. Consultant shall promptly notify the Company of any use or disclosure of the Confidential Information in violation of this Agreement of which it becomes aware.

(b)    Notwithstanding the provisions of this Section 6, Consultant may disclose only that portion of the Confidential Information which it is legally required to disclose by any applicable law, regulation, subpoena, court order or similar judicial process as advised by counsel, provided that Consultant shall promptly notify the Company of such requirement if legally permissible to do so, provide, if permissible, reasonable opportunity for the Company to contest, limit or protect against such disclosure, and reasonably cooperate with the Company with respect to limiting the disclosure of the Confidential Information. Consultant agrees to use its reasonable efforts to obtain assurance that confidential treatment will be accorded to all such disclosed Confidential Information. The Company shall reimburse Consultant for any reasonable and documented expenses incurred in connection with any such cooperation.

(c)    For purposes of this Agreement, “Confidential Information” means any and all information or material that is not generally available to the public (or known generally within the Company’s industry) and that is treated as confidential or proprietary by the Company and/or its representatives or by the source or distributor of that information, including, without limitation, (i) information regarding the Company’s investors, financing sources, employees, consultants, securities positions, compensation arrangements, investment opportunities, purchases, sales or other transactions that is or may be subject to obligations of confidentiality and (ii) all memoranda, notes, analyses, compilations, studies, reports, extracts or other documents, to which Consultant is exposed as a result of providing the Services, whether such materials were prepared by Consultant or others, and whether transmitted to Consultant in writing, orally, visually, electronically or by any other means; provided, however, that “Confidential Information” does not include information that can be shown by Consultant (x) to have been obtained by Consultant from a third party that is not bound by any confidentiality agreement, privilege or fiduciary duty to maintain the confidentiality of such information, (y) to be generally known and readily available to the public (or known generally within the Company’s industry) in substantially the same form through no fault of or unauthorized disclosure (whether directly or indirectly) by Consultant, or (z) to have been developed independently by Consultant without use of or access to the confidential material to which Consultant was exposed as a result of providing the Services.

(d)     Consultant acknowledges that the Confidential Information is or may be material, non-public or price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation, including securities laws relating to insider dealing and market abuse. Consultant undertakes not to use any Confidential Information for any purpose prohibited by applicable legal or regulatory authority. Consultant recognizes that any unauthorized disclosure of Confidential Information could be injurious to the Company, its clients or others and could violate applicable securities laws. Therefore, any failure to maintain the confidentiality of Confidential Information may result in immediate termination of this Agreement and subject Consultant to civil and criminal liability and monetary damages.

(e)    Consultant and the Company agree that, unless required by applicable law or by a court of competent jurisdiction or a governmental or regulatory investigation or is reasonably necessary to disclose pursuant to any legal process between Consultant or Principal and the Company or any of its affiliates, without the prior written consent of the Company or Consultant, neither Consultant nor the Company will disclose to any Person (i) the fact that discussions or negotiations are taking place concerning the Services or (ii) any of the terms, conditions or other facts with respect to the subject matter of the Services, including the status thereof. For the avoidance of doubt, this Section 6(e) shall not prohibit the Company from satisfying any disclosure obligations required under the United States securities laws or other applicable law or from filing a press release disclosing the subject matter of this Agreement.

(f)    Notwithstanding the confidentiality obligations set forth in this Agreement, pursuant to the Defend Trade Secrets Act of 2016, Consultant will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a U.S. federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Consultant also understands that if Consultant files a lawsuit for retaliation by any member of the Company Group for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and use the trade secret information in the proceeding, if Consultant (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order. Furthermore, nothing in this Agreement (x) prohibits Consultant from making reports of possible violations of U.S. federal law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of U.S. federal law or regulation, or (y) requires notification or prior approval by any member of the Company Group of any such reporting.

7.    Return of Property. Consultant acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, computer, software, intellectual property and other property relating to the businesses of the Company (other than de minimis items), in whatever form (including electronic), and all copies thereof, that are received or created by Consultant during the Term in connection with the Services while a consultant of the Company (including but not limited to Confidential Information) are and shall remain the property of the Company, and Consultant shall as soon as practicable return such property (which to Consultant’s knowledge is in its possession) to the Company or destroy such property (if not legally impermissible) upon the termination of the Services and, in any event, at the Company’s request. If any such property is subsequently discovered in Consultant’s possession, Consultant shall promptly return such property to the Company(or destroy it if legally permissible). Notwithstanding the foregoing, Consultant shall be permitted to retain Consultant’s and Principal’s calendar, contacts and personal correspondence and any information reasonably appropriate to prepare Consultant’s or Principal’s tax returns.

8.    Intellectual Property Rights.

(a)    Consultant hereby acknowledges and agrees that any and all materials (including, without limitation, all writings, works of authorship, technology, inventions, discoveries, ideas, and other work product of any nature), and the results and proceeds of all past, present, and future work and/or tasks prepared or performed by Consultant, or by any agents, contractors or personnel of Consultant in connection with the Services (the “Works”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein, are and shall be owned solely and exclusively by the Company. Consultant acknowledges and agrees that, to the fullest extent allowed by law, all of the Works are “works made for hire,” as that phrase is defined in the Copyright Revision Act of 1976 (17 U.S.C. § 101) (the “Act”), in that either (i) such Works are and will be prepared within the scope of the Services; or (ii) such Works have been and will be specifically ordered or commissioned for use as set forth in the Act. The Company shall therefore be deemed to be the sole author and owner of any and all right, title, and interest therein, including, without limitation, all intellectual property rights. To the extent that any such Works are not owned by the Company or do not qualify for any reason as works made for hire, and Consultant may have or acquire any right, title, or interest in such Works, Consultant hereby irrevocably assigns to the Company any and all such right, title, and interest in and to the Works.

(b)    Consultant hereby agrees to make full and prompt disclosures to the Company of any inventions or processes made or conceived by Consultant, alone or with others, in connection with the Services (any such inventions or processes, the “Inventions”), whether or not such Inventions (x) are patentable or protected as trade secrets or (y) were made or conceived (i) during normal working hours or (ii) before or after the date of this Agreement. All such Inventions shall be promptly assigned to the Company as set forth in Section 8(a) above. Consultant hereby grants to the Company a worldwide, perpetual, irrevocable, fully paid-up, royalty free, non-exclusive license to use, sublicense and allow third parties to use, and create derivative works from, any of Consultant’s intellectual property incorporated or embedded in or necessary for the use, operation or maintenance of the Works and any derivative work thereof.

(c)    Consultant hereby agrees to execute and deliver such assignments, copyright applications, patents, patent applications, licenses, and other documents as the Company may reasonably direct or request and to cooperate reasonably (at the Company’s sole expense) with the Company, both during and after Consultant’s involvement in the business of the Company, to enable the Company to secure and maintain in any and all countries the rights or waivers described and granted in this Section 8 with respect to Works and Inventions. If Consultant fails to timely execute and/or deliver any such document, Consultant hereby irrevocably constitutes and appoints the Company and any officer, employee or agent thereof, with full power of substitution, as Consultant’s true and lawful attorney-in-fact with full irrevocable power and authority to take all appropriate actions and to execute any and all such assignments, copyright applications, patents, patent applications, licenses, and other documents necessary to effectuate the foregoing. To the extent any copyrights are assigned under this Agreement, Consultant hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Consultant may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” with respect to all Works and all intellectual property rights therein.

9.    No Defamatory Statements. Consultant shall not make any defamatory statements that are intended to harm the Company or any of its subsidiaries or affiliates or their current or former executives, directors, employees, or material shareholders; provided, however, that nothing herein shall or shall be deemed to prevent or impair Consultant from testifying truthfully in any legal or administrative proceeding if such testimony is compelled, requested or nonwaivable under applicable law or from testifying truthfully in connection with any legal process between Consultant and the Company or any of its affiliates or making truthful statements in connection with the performance of the Services. The Company shall not issue any press release or make any formal pronouncements, and shall direct its Board of Directors, executive officers, investor relations team, and public relations team, in each case, as constituted on the Commencement Date not to, make defamatory statements that are intended to harm the Consultant; provided, however, that nothing herein shall or shall be deemed to prevent or impair the Company or any of its directors, officers, employees or contractors, from testifying truthfully in any legal or administrative proceeding if such testimony is compelled, requested or nonwaivable under applicable law or from testifying truthfully in connection with any legal process between Consultant and the Company or any of its affiliates.

10.    Remedies and Injunctive Relief. Consultant acknowledges that a violation by Consultant of any of the covenants contained in Section 5, 6, 7, 8, or 9 of this Agreement, and the Company acknowledges that a violation by the Company of the covenants contained in Section 9 of this Agreement, would be reasonably expected to cause irreparable damage to the Company or the Consultant, as applicable, in an amount that would be reasonably expected to be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would likely be inadequate. Accordingly, Consultant agrees that the Company shall be entitled, and the Company agrees that the Consultant shall be entitled, (in either case, without the necessity of showing economic loss or other actual damage or posting a bond or other security) to seek injunctive relief in any court of competent jurisdiction for any actual or threatened breach of any of such covenants in addition to any other legal or equitable remedies it may have, and Consultant and the Company, as applicable, agree not to challenge the other party’s right to receive injunctive relief. Consultant and the Company, as applicable, each specifically consents to the exclusive jurisdiction of the Federal Courts in the County of Los Angeles in the State of California for this purpose. Consultant and the Company waive any right to any claim of improper or inconvenient venue or forum. Nothing in this Agreement, including, without limitation, in this Section 10, shall be construed as a waiver of the rights that the Company and Consultant may have for damages under this Agreement or otherwise, all of which are reserved.

11.    Representations and Covenants of Consultant. Consultant represents, warrants and covenants that as of the date hereof and at all times during the Term: (i) Consultant has the full right, authority and capacity to enter into this Agreement and perform Consultant’s obligations hereunder; (ii) Consultant is not bound by any agreement that conflicts with or prevents or restricts the full performance by Consultant of its duties and obligations to the Company hereunder during or after the Term; (iii) the execution and delivery of this Agreement shall not result in any breach or violation of, or a default under, any existing obligation, commitment or agreement to which Consultant is subject; and (iv) Consultant is 100% owned by Principal, who has authority to sign on its behalf, and Consultant is duly organized, validly existing and in good standing in the jurisdiction of its organization.

12.    Cooperation. Consultant agrees that during the Term, upon reasonable advance notice (and subject to Principal’s business and personal commitments) and without the necessity of any member of the Company Group obtaining a subpoena or court order, Consultant shall provide reasonable cooperation (including making available Principal, subject to Principal’s other professional obligations and commitments) in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against any member of the Company Group, which relates to events occurring during the provision of Consultant’s services for the Company Group as to which Consultant may have relevant information (including but not limited to furnishing relevant information and materials to the Company or its designee and/or providing testimony at depositions and at trial), provided that the Company shall reimburse Consultant for all expenses (including, without limitation, travel and lodging (at the levels in effect as of the date hereof, other than private air travel) and reasonable legal fees and pre-approved expenses incurred if Consultant determines in good faith that it needs to retain counsel independent of the Company’s counsel due to Company’s counsel having a conflict of interests in also representing Consultant), to the extent reasonably incurred in connection therewith. Consultant shall not have to cooperate if it would be against its or Principal’s legal interests in the matter for which cooperation is sought or against the legal interests of a client Principal or Consultant is actively representing at the time such cooperation is sought or the legal interests of Principal’s then-current employer.

13.    Taxes; Offsets. Consultant shall be responsible for the payment of any and all federal, state, local and non-U.S. taxes (including self-employment taxes) incurred, or to be incurred, in connection with any amounts payable to Consultant under this Agreement, and Consultant hereby agrees to indemnify and hold harmless the Company in relation to the payment of any and all social security, disability, self-employment and unemployment taxes and such other federal, state, local and non-U.S. taxes due in any country, tax withholding and tax deductions, and any interest and penalties applied thereon, on any earnings, payments or other compensation made with respect to this Agreement. The aggregate amount paid to Consultant during each calendar year of the Term will be reported by the Company to the Consultant and the U.S. Internal Revenue Service on an IRS Form 1099-NEC (or any successor form or update thereto). The Company shall not withhold any taxes on any payments made hereunder.

14.    Assignment. This Agreement shall not be assignable by Consultant without the prior written consent of the Company, and any assignment in violation of this Agreement shall be void. The Company may assign this Agreement, and its rights and obligations hereunder, to any other member of the Company Group to the extent such Company Group member has sufficient financial resources to perform the obligations of the Company to Consultant under this Agreement and it agrees to be bound by all of the terms hereof. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns. Consultant acknowledges and agrees that all of Consultant’s covenants and obligations to the Company, as well as the rights of the Company hereunder, shall run in favor of and shall be enforceable by any member of the Company Group and their successors and assigns.

14.    Governing Law; No Construction Against Drafter. This Agreement shall be deemed to be made in the State of California, and the validity, interpretation, construction and performance of this Agreement in all respects shall be governed by the laws of the State of California without regard to its principles of conflicts of law that would give effect to the laws of another jurisdiction. No provision of this Agreement or any related document will be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

15.    Consent to Arbitration; Waiver of Jury Trial.

(a)     Any dispute that is not resolved between the parties shall be settled by binding arbitration administered by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”) before one arbitrator pursuant to the Streamlined Arbitration Rules and Procedures of JAMS then in effect, except as provided in Section 10. The arbitration shall be governed by the U.S. Federal Arbitration Act, 9 U.S.C §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws. The arbitration will be conducted in Los Angeles County, California. The determination of the arbitrator shall be conclusive and binding on the Company and Consultant, and judgment may be entered on the arbitrator’s award in any court of competent jurisdiction. The arbitrator shall not have the power to award punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the United States federal substantive and procedural laws relating to arbitration. The arbitration shall be conducted on a strictly confidential basis, and neither Consultant nor the Company shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action (collectively, “Arbitration Materials”), to any third party, except as required by law, with the sole exception of their legal counsel and parties engaged by that counsel to assist in the arbitration process, who also shall be bound by these confidentiality terms. The parties will share the JAMS administrative fees and the arbitrator’s fee and expenses, and each party will pay its own attorneys’ fees except as otherwise provided by law. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses and attorneys’ fees that the other party reasonably incurs. Either party may commence litigation in court to compel arbitration or to confirm or vacate an arbitral award, to the extent authorized by the Federal Arbitration Act. The arbitrator may grant interim injunctive relief and, pursuant to Section 10, Consultant or the Company or its successors or assigns, as applicable, may commence litigation in court to obtain injunctive relief or an order requiring specific performance to enforce, or prevent any violations of, the covenants contained herein. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

(b)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.    Amendment; No Waiver. No provisions of this Agreement may be amended, modified, waived or discharged except by a written document signed by Consultant and a duly authorized officer of the Company. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No failure or delay by either party in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

17.    Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect; provided, however, that if any court of competent jurisdiction shall finally hold in a non-appealable judicial determination that any provision of Sections 5, 6, 7, 8, or 9 (whether in whole or in part) of this Agreement is void or constitutes an unreasonable restriction against Consultant, such provision shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as such court may determine constitutes a reasonable restriction under the circumstances.

18.    Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Consultant with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral), between Consultant and the

Company relating to such subject matter, except that this Agreement shall not relieve Consultant of any contractual or common law obligations Consultant has to any member of the Company Group that by their nature are intended to survive the termination of Consultant’s service with the Company, including, without limitation, to maintain the Company’s confidential, proprietary and trade secret information as confidential and not to use such information for Consultant’s benefit or the benefit of any third party. Consultant confirms that by signing this Agreement, Consultant has not relied on any warranty, representation, assurance or promise of any kind whatsoever other than as expressly set out in this Agreement.

19.    Survival. The rights and obligations of the parties under the provisions of this Agreement, including those contained in Sections 5, 6, 7, 8, 9, 10, 12, and 13 survive, and remain binding and enforceable, notwithstanding the expiration of the Term, the termination of this Agreement, the termination of Consultant’s services hereunder or any settlement of the financial rights and obligations arising from Consultant’s services hereunder, to the extent necessary to preserve the intended benefits of such provisions.

20.    Section 409A. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”), and shall be interpreted and administered accordingly. For purposes of Section 409A, the right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

21.    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

FOX CORPORATION.

By:	/s/ John Nallen

Name: John Nallen
Title: Chief Operating Officer

CONSULTANT
/s/ Viet D. Dinh P.C.
Name:	Viet D. Dinh P.C.

Accepted and Agreed:

PRINCIPAL

/s/ Viet D. Dinh
Viet D. Dinh

Signature Page to Advisory Services Agreement